EXHIBIT 21.1

LIST OF SUBSIDIARIES OF

PROFIRE ENERGY, INC.

The Company has one subsidiary:

Name of Subsidiary	% ownership	Jurisdiction of Incorporation

Profire Combustion, Inc.	100%	Alberta, Canada